   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 13, 1995

                                                       REGISTRATION NO. 33-60591

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                                 POST-EFFECTIVE
                                AMENDMENT NO. 3
                                       ON
                                    FORM S-8
                                       TO
                           REGISTRATION STATEMENT ON
                                    FORM S-4
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ----------------

                          SIERRA HEALTH SERVICES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                                     NEVADA
                          (STATE OR OTHER JURISDICTION
                       OF INCORPORATION OR ORGANIZATION)
                                   88-0200415
                                (I.R.S. EMPLOYER
                             IDENTIFICATION NUMBER)
                             2724 NORTH TENAYA WAY
                            LAS VEGAS, NEVADA 89128
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
        CALIFORNIA INDEMNITY INSURANCE COMPANY STOCK OPTION PLAN OF 1988
        CII FINANCIAL, INC. EMPLOYEE INCENTIVE STOCK OPTION PLAN (1989)
             CII FINANCIAL, INC. 1991 EMPLOYEE STOCK INCENTIVE PLAN
             CII FINANCIAL, INC. 1993 EMPLOYEE STOCK INCENTIVE PLAN
          CII FINANCIAL, INC. NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN CALIFORNIA INDEMNITY INSURANCE COMPANY NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                           (FULL TITLE OF THE PLANS)
                            ANTHONY M. MARLON, M.D.
                            CHIEF EXECUTIVE OFFICER
                          SIERRA HEALTH SERVICES, INC.
                             2724 NORTH TENAYA WAY
                            LAS VEGAS, NEVADA 89128
                                 (702) 242-7000
(NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                               ----------------

                                   COPIES TO:
STEPHEN P. FARRELL, ESQ.                               RICHARD A. STRONG, ESQ.
 MORGAN, LEWIS & BOCKIUS                               GIBSON, DUNN & CRUTCHER
           LLP                                         333 SOUTH GRAND AVENUE
     101 PARK AVENUE                                   LOS ANGELES, CALIFORNIA
NEW YORK, NEW YORK 10178                                        90071
     (212) 309-6000                                        (213) 229-7000

                               ----------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               EXPLANATORY NOTES

  This Registration Statement registers offers and sales of up to 510,073 shares of Common Stock of Sierra Health Services, Inc. ("Sierra") issuable pursuant to the following plans assumed by Sierra in connection with its acquisition of CII Financial, Inc. ("CII") on October 31, 1995: the California Indemnity Insurance Company Stock Option Plan of 1988 (14,430 shares), the CII Financial, Inc. Employee Incentive Stock Option Plan (1989) (34,618 shares), the CII Financial, Inc. 1991 Employee Stock Incentive Plan (98,423 shares), the CII Financial, Inc. 1993 Employee Stock Incentive Plan (325,415 shares), the CII Financial, Inc. Non-Employee Director Stock Option Plan (16,652 shares) and the California Indemnity Insurance Company Non-Employee Director Stock Option Plan (20,535 shares). This Registration Statement includes a form of prospectus to be used by certain persons who may be deemed to be subject to the restrictions of Rule 145 under the Securities Act of 1933, as amended, in connection with the resale of shares of Common Stock received by them pursuant to the plans of CII listed above (collectively, the "CII Plans").

  Pursuant to Rule 416(a), the number of shares being registered shall be adjusted to include any additional shares which may become issuable as a result of stock splits, stock dividends or similar transactions in accordance with the adjustment provisions of the CII Plans.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

    * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the introductory Note to Part I of Form S-8.

PROSPECTUS

                                510,073 SHARES

                         SIERRA HEALTH SERVICES, INC.

                                 COMMON STOCK

                               ----------------

  In connection with the merger (the "Merger") of Health Acquisition Corp., a wholly-owned subsidiary of Sierra Health Services, Inc. ("Sierra"), with and into CII Financial, Inc. ("CII"), effective on October 31, 1995, each outstanding option to purchase shares of the Common Stock, stated value $.50 per share ("CII Common Stock"), of CII (a "CII Stock Option" or collectively, "CII Stock Options") issued pursuant to the California Indemnity Insurance Company Stock Option Plan of 1988, the CII Financial, Inc. Employee Incentive Stock Option Plan (1989), the CII Financial, Inc. 1991 Employee Stock Incentive Plan, the CII Financial, Inc. 1993 Employee Stock Incentive Plan, the CII Financial, Inc. Non-Employee Director Stock Option Plan and the California Indemnity Insurance Company Non-Employee Director Stock Option Plan (collectively, the "CII Plans"), whether vested or unvested, was assumed by Sierra.

  This Prospectus relates to the offer and sale of up to 510,073 shares (the "Shares") of Sierra's Common Stock, par value $0.005 per share (the "Sierra Common Stock"). The Sierra Common Stock offered hereby will be acquired by the Selling Stockholders upon the exercise of certain of the CII Stock Options granted under the CII Plans. All of the Sierra Common Stock offered hereby may be sold from time to time by and for the accounts of the selling stockholders named in this Prospectus or in a supplement to this Prospectus (the "Selling Stockholders"). See "Selling Stockholders." The methods of sale of the Sierra Common Stock offered hereby are described under the heading "Plan of Distribution." Sierra will receive none of the proceeds from such sales. Sierra will pay all expenses in connection with this offering, other than commissions and discounts of underwriters, dealers or agents.

  The Selling Stockholders and any broker-dealers that participate in the distribution of the Sierra Common Stock offered hereby may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "1933 Act"), and any commission or profit on the resale of shares received by such broker-dealers may be deemed to be underwriting commissions and discounts under the 1933 Act. Upon Sierra's being notified by a Selling Stockholder that any material arrangement has been entered into with a broker or dealer for the sale of shares through a secondary distribution, or a purchase by a broker or dealer, a supplemental Prospectus will be filed, if required, disclosing among other things the names of any such broker-dealer, the number of shares involved, the price at which such shares are being sold and the commissions paid or the discounts or concessions allowed to any such broker-dealer.

  There is no assurance that any of the Selling Stockholders will sell any or all of the Shares. The Sierra Common Stock is listed on the New York Stock Exchange. On November 10, 1995, the closing price of the Sierra Common Stock was $29.125 per share.

                               ----------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR  DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
            THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
             SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
               ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                    TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ----------------

               The date of this Prospectus is November 13, 1995

  No person has been authorized to give any information or to make any representation other than those contained in, or incorporated by reference into, this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by Sierra or any Selling Stockholder. This Prospectus does not constitute an offer to sell or solicitation of an offer to buy, nor shall there be any sale of these securities by anyone, in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any state, or in which the person making such offer, solicitation or sale is not qualified to do so, or to any person to whom it is unlawful to make such offer, solicitation or sale. Neither delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the information herein or the affairs of Sierra since the date hereof.

                             AVAILABLE INFORMATION

  Sierra is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith files periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information concerning Sierra may be inspected and copied at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, where copies may be obtained at prescribed rates, as well as at the following regional offices: Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048; and Midwest Regional Office, Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. The Sierra Common Stock is listed on the New York Stock Exchange. Copies of reports, proxy statements and other information concerning Sierra may also be inspected at the office of such Exchange, 20 Broad Street, New York, New York 10005.

  A Post-Effective Amendment No. 3 on Form S-8 to Sierra's Registration Statement on Form S-4 (File No. 33-60591) with respect to the shares of the Sierra Common Stock offered by this Prospectus (the "Registration Statement") has been filed with the Commission under the 1933 Act. This Prospectus constitutes the Prospectus of Sierra that is filed as part of such Registration Statement. As permitted by the rules and regulations of the Commission, this Prospectus omits certain information contained in the Registration Statement and reference is hereby made to the Registration Statement for further information with respect to Sierra and the Sierra Common Stock.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed by Sierra with the Commission pursuant to the 1934 Act are incorporated herein by reference:

    1. Sierra's definitive Joint Proxy Statement/Prospectus dated September 19, 1995 for the special meeting of shareholders held October 24, 1995;

    2. Annual Report on Form 10-K for Sierra's fiscal year ended December 31, 1994 filed pursuant to Section 13(a) of the 1934 Act, as amended on Form 10-K/A filed with the Commission on September 1, 1995;

    3. Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1995 filed with the Commission on May 12, 1995;

    4. Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1995 filed with the Commission on August 14, 1995;

    5. Current Reports on Form 8-K filed with the Commission on March 2, 1995 and June 21, 1995 (as amended on June 22, July 11 and November 1, 1995);

    6. The description of Sierra's Common Stock contained in Sierra's Registration Statement on Form8-A filed pursuant to the 1934 Act on March 31, 1994, and effective on April 14, 1994;

    7. The description of certain rights attaching to Sierra's Common Stock to purchase Series A Junior Participating Preferred Stock contained in Sierra's Registration Statement on Form 8-A filed pursuant to the 1934 Act on July 1, 1994; and

    8. All other reports filed by Sierra pursuant to Section 13(a) or 15(d) of the 1934 Act since the end of the fiscal year covered by the Annual Report referenced in paragraph 2 above.

  All reports and other documents filed by Sierra with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Shares shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  Sierra will provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of such person, a copy of any and all of the information that has been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Written requests for such copies should be directed to Sierra Health Services, Inc., 2724 North Tenaya Way, Las Vegas, Nevada 89128,
Attention: Secretary. Telephone requests may be directed to the Secretary at
(702) 242-7189.

                                  THE COMPANY

  Sierra is a managed health care company that provides and administers the delivery of comprehensive health care programs with an emphasis on quality care and cost management. Sierra's strategy has been to develop and offer a portfolio of managed health care products to employer groups and individuals. Sierra's broad range of managed health care services is provided through its federally qualified health maintenance organization in Nevada, an HMO in Houston, Texas in which Sierra has a 50% ownership interest, managed indemnity plans, a third-party administrative services program for employer-funded health benefit plans and workers' compensation medical management programs. Ancillary products and services that complement Sierra's managed health care product lines are also offered.

  Sierra's primary types of insurance coverage are two HMO plans and a managed indemnity plan, which includes PPO option. In 1994, Sierra enhanced its product line by introducing the first HMO Point of Service plan in Nevada. This new product allows members to choose one of the above coverage options when medical services are required instead of one plan for the entire year. As of August 1, 1995 the POS membership was approximately 32,000 in Southern Nevada or approximately 24% of Sierra's total HMO membership. This POS plan is also available in its Texas HMO.

  Sierra, a Nevada corporation, has principal executive offices at 2724 North Tenaya Way, Las Vegas, Nevada 89128 and its telephone number is (702) 242-7000.

                      ACQUISITION OF CII FINANCIAL, INC.

  Sierra acquired CII in a transaction in which each outstanding share of CII Common Stock was converted into 0.37 of a share of the Sierra Common Stock. CII is a holding company primarily engaged in writing workers' compensation insurance through its wholly-owned subsidiaries. CII is also engaged in the insurance premium finance business through a wholly-owned subsidiary. CII's revenues from continuing operations for the year ended December 31, 1994 and for the six months ended June 30, 1995 were approximately $106.3 million and $49.7 million, respectively. CII had consolidated net income from continuing operations for the year ended December 31, 1994 and the six months ended June 30, 1995 of approximately $14.7 million and $4.2 million, respectively.

                                   PROCEEDS

  Sierra will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders.

                             SELLING STOCKHOLDERS

  The Selling Stockholders have served as officers and directors of CII and may be deemed to be subject to the restrictions of Rule 145 under the 1933 Act. The following table and text shows as to each Selling Stockholder: the name of the Selling Stockholder, the nature of any position, office or other material relationship with CII within the past three years; the number of shares of Sierra Common Stock owned as of October 25, 1995 giving effect to the consummation of the Merger; the number of such shares subject to existing rights and options granted under the CII Plans and which may be sold for the account of the Selling Stockholder; and the number of such shares and percentage of the outstanding shares of such class that will be owned by the Selling Stockholder assuming the sale of all shares offered hereby.

                          NUMBER OF
                         SHARES OWNED                     NUMBER OF   PERCENTAGE OF
                            BEFORE          SHARES WHICH SHARES OWNED SHARES OWNED
  SELLING STOCKHOLDER     SALE(/1/)         MAY BE SOLD   AFTER SALE   AFTER SALE
  -------------------    ------------       ------------ ------------ -------------
Richard E. Dobson           45,240(/3/)        37,000        8,240            (/2/)
 Executive Vice
 President, General
 Counsel and Secretary
 (Executive Officer
 since 1992)

Walter E. Girardin          17,575(/4/)         9,250        8,325            (/2/)
 Director (Director from
 1989 to October 1995)

Tanna P. Handley           321,914(/5/)       182,410      139,504            (/2/)
 Director (Director from
 1988 to October 1995)

Joseph G. Havlick          321,914(/5/)       182,410      139,504            (/2/)
 Chairman, Chief
 Executive Officer,
 President and Director
 of CII (Executive
 Officer and Director
 since 1988)

Jerry B. Katz               14,487(/6/)        11,100        3,387            (/2/)
 Vice President
 (Executive Officer
 since 1992)

John F. Okita               20,336(/7/)        14,060        6,276            (/2/)
 Chief Financial Officer
 (Executive Officer
 since 1992)

John F. Petrick, Jr.        23,698(/8/)         7,585       16,113            (/2/)
 Director (Director from
 1989 to October 1995)

David L. Rice               10,658(/9/)         9,250        1,408            (/2/)
 Director (Director from
 1989 to October 1995)

Lee W. Spitler, Jr.        118,051(/10/)       56,240       61,811            (/2/)
 Senior Vice President,
 Treasurer and Director
 (Executive Officer
 since 1988 and Director
 since October 1995)

--------
(1) Shares issuable to the Selling Stockholders upon exercise of currently outstanding options under the CII Plans, whether or not presently exercisable, are included.

(2)  Less than one percent.

(3) Includes 1,770 shares owned through CII's 401(k) Plan, 1,801 shares owned through CII's Profit Sharing Plan and options to purchase 37,000 shares.

(4) Includes 8,325 shares held in a family trust of which Mr. Girardin and his wife are co-trustees and share voting and dispositive power and options to purchase 9,250 shares.

(5) Ms. Handley and Mr. Havlick are married. Mr. Havlick individually owns 5,550 shares directly and holds options to purchase 170,200 shares and Ms. Handley individually owns 925 shares directly and holds options to purchase 12,210 shares. The amount of beneficial ownership also reflects 133,029 shares indirectly beneficially owned by both Mr. Havlick and Ms. Handley, through a family trust under which they are co-trustees and share voting and dispositive power. Collectively, Mr. Havlick and Ms. Handley own 321,914 shares including 182,410 shares subject to options.

(6) Includes 1,452 shares owned through CII's 401(k) Plan, 1,009 shares owned through CII's Profit Sharing Plan and options to purchase 11,100 shares.

(7) Includes 472 shares owned through CII's 401(k) Plan, 528 shares owned through CII's Profit Sharing Plan and options to purchase 14,060 shares.

(8) Includes 7,030 shares held in a family trust of which Mr. Petrick and his wife are co-trustees and share voting and dispositive power, 1,036 shares indirectly beneficially owned through a dependent daughter, 703 shares indirectly beneficially owned through a dependent son and options to purchase 7,586 shares.

(9)  Includes options to purchase 9,250 shares.

(10) Includes 2,069 shares owned through CII's Profit Sharing Plan, 1,054 shares indirectly beneficially owned through a dependent daughter, 1,054 shares indirectly beneficially owned through a dependent son, options to purchase 56,240 shares and options to purchase 26,640 shares held by Mr. Spitler as trustee of The Havlick Family Grandchildren's Trust, which shares are not covered by this Prospectus. Mr. Spitler disclaims beneficial ownership of the options held in The Havlick Family Grandchildren's Trust.

                             PLAN OF DISTRIBUTION

  The Shares may be sold by Selling Stockholders or by their respective pledgees, donees, transferees or other successors in interest. Such sales may be made on one or more exchanges or in the over-the-counter market, or otherwise at prices and at terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. The Shares may be sold by one or more of the following methods, without limitation: (a) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (d) an exchange distribution in accordance with the rules of such exchange; and (e) face-to-face transactions between sellers and purchasers without a broker-dealer. In effecting sales, brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from Selling Stockholders in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the 1933 Act in connection with such sales.

  Upon Sierra's being notified by a Selling Stockholder that any material arrangement has been entered into with a broker or dealer for the sale of Shares through a secondary distribution, or a purchase by a broker or dealer, a supplement to the Prospectus will be filed, if required, pursuant to Rule 424(b) under the 1933 Act, disclosing (a) the name of each of such Selling Stockholder and the participating broker-dealers, (b) the number of Shares involved, (c) the price at which such Shares are being sold, (d) the commissions paid or the discounts or concessions allowed to such broker-dealers, (e) where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus, as supplemented, and (f) other facts material to the transaction.

  In addition to any such number of Shares sold hereunder, a Selling Stockholder may, at the same time, sell any shares of Sierra Common Stock, including the Shares, owned by him or her in compliance with Rules 144 and 145 under the 1933 Act, regardless of whether such shares are covered by this Prospectus.

  There is no assurance that any of the Selling Stockholders will sell any or all of the Shares offered hereby.

  Sierra will pay all expenses in connection with this offering, other than commissions and discounts of underwriters, dealers or agents.

                                INDEMNIFICATION

  Section 78.751 of the Nevada Domestic and Foreign Corporation Law and
Article VII of Sierra's By-laws provide for the indemnification under certain conditions of directors, officers, employees and agents acting in their official capacities.

  Sierra has not entered into separate indemnification agreements with any of its officers or directors.

  Sierra has purchased directors' and officers' liability insurance providing aggregate coverage in the maximum annual amount of $10 million, subject to certain deductibles and participation requirements, insuring Sierra's officers and directors against certain liabilities and expenses incurred by such persons in such capacities.

  Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, Sierra has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

  The following documents filed with the Securities and Exchange Commission (the "Commission") by Sierra are incorporated herein by reference:

    (a) Sierra's definitive Joint Proxy Statement/Prospectus of Sierra dated September 19, 1995 for the special meeting of shareholders held October 24, 1995;

    (b) Annual Report on Form 10-K for the fiscal year ended December 31, 1994 filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), as amended on Form 10-K/A filed with the Commission on September 1, 1995;

    (c) Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1995 filed with the Commission on May 12, 1995;

    (d) Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1995 filed with the Commission on August 14, 1995;

    (e) Current Reports on Form 8-K filed with the Commission on March 2, 1995 and June 21, 1995 (as amended on June 22, July 11 and November 1,
  1995);

    (f) All other reports filed by Sierra pursuant to Section 13(a) or 15(d) of the 1934 Act since the end of the fiscal year covered by the Annual Report referenced in Item 3(b) above;

    (g) The description of Sierra's Common Stock contained in Sierra's Registration Statement on Form 8-A filed pursuant to the 1934 Act on March 31, 1994, and effective on April 14, 1994; and

    (h) The description of certain rights attaching to Sierra's Common Stock to purchase Series A Junior Participating Preferred Stock contained in Sierra's Registration Statement on Form 8-A filed pursuant to the 1934 Act on July 1, 1994.

  In addition, all reports and other documents filed by Sierra after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

  Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

  Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

  Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Section 78.751 of the Nevada Domestic and Foreign Corporation Law and
Article VII of Sierra's By-laws provide for the indemnification under certain conditions of directors, officers, employees and agents acting in their official capacities.

  Sierra has not entered into separate indemnification agreements with any of its officers or directors.

  Sierra has purchased directors' and officers' liability insurance providing aggregate coverage in the maximum annual amount of $10 million, subject to certain deductibles and participation requirements, insuring Sierra's officers and directors against certain liabilities and expenses incurred by such persons in such capacities.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

  Not applicable.

ITEM 8. EXHIBITS

    4.1 Articles of Incorporation, together with amendments thereto to date, incorporated by reference to Exhibit 3 to Sierra's Annual Report on
         Form 10-K for the fiscal year ended December 31, 1990.
    4.2 Certificate of Division of Shares into Smaller Denominations of the registrant, incorporated by reference to Exhibit 3.3 to Sierra's
         Annual Report on Form 10-K for the fiscal year ended December 31,
         1992.
    4.3 Amended and Restated By-Laws of Sierra, incorporated by reference to
         Exhibit 3.3 to Sierra's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.
    4.4 Rights Agreement, dated as of June 14, 1994 between Sierra and
         Continental Stock Transfer & Trust Company, incorporated by reference to Exhibit 3.4 to Sierra's Registration Statement on Form S-3
         effective October 11, 1994 (Reg. No. 33-83664).
    4.5 Specimen Common Stock Certificate, incorporated by reference to Exhibit
         4(e) to Sierra's Registration Statement on Form S-8 as filed and effective on August 5, 1994 (Reg. No. 33-82474).
   *5   Opinion of Morgan, Lewis & Bockius.
   23.1 Consent of Deloitte & Touche LLP.
   23.2 Consent of BDO Seidman, LLP.
  *23.3 Consent of Morgan, Lewis & Bockius (included in Exhibit 5).
  *24   Power of Attorney.

--------
*  Previously filed.

ITEM 9. UNDERTAKINGS

  (a) The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act of 1933");

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this Registration Statement;

  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
  Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Sierra's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Sierra pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, Sierra has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Sierra of expenses incurred or paid by a director, officer or controlling person of Sierra in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Sierra will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 13th day of November, 1995.

                                          SIERRA HEALTH SERVICES, INC.

                                          By /s/ Anthony M. Marlon, M.D.
                                            ___________________________________
                                                 Anthony M. Marlon, M.D.
                                                 Chief Executive Officer

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----

   /s/ Anthony M. Marlon, M.D.       Chairman of the Board and     November 13, 1995
____________________________________ Chief Executive Officer
      Anthony M. Marlon, M.D.        (Principal Executive
                                     Officer)

                 *                   Vice President of Finance,    November 13, 1995
____________________________________ Chief Financial Officer and
           James L. Starr            Treasurer (Principal
                                     Financial Officer and
                                     Principal Accounting Officer)

                                     Director
____________________________________
         Thomas Y. Hartley

                 *                   Director                      November 13, 1995
____________________________________
         Erin E. MacDonald

                 *                   Director                      November 13, 1995
____________________________________
         William J. Raggio
                 *                   Director                      November 13, 1995
____________________________________
          Charles L. Ruthe

 *By /s/ Anthony M. Marlon, M.D.
     -------------------------------
         Anthony M. Marlon, M.D.
           As Attorney-in-Fact

                                 EXHIBIT INDEX

 EXHIBIT                                                                  PAGE
 NUMBER                             DOCUMENT                             NUMBER
 -------                            --------                             ------
    4.1  Articles of Incorporation, together with amendments thereto to date, incorporated by reference to Exhibit 3 to Sierra's
          Annual Report on Form 10-K for the fiscal year ended
          December 31, 1990.
    4.2  Certificate of Division of Shares into Smaller Denominations of the registrant, incorporated by reference to Exhibit 3.3 to Sierra's Annual Report on Form 10-K for the fiscal year ended December 31, 1992.
    4.3  Amended and Restated By-Laws of Sierra, incorporated by reference to Exhibit 3.3 to Sierra's Annual Report on Form
          10-K for the fiscal year ended December 31, 1994.
    4.4  Rights Agreement, dated as of June 14, 1994 between Sierra and Continental Stock Transfer & Trust Company, incorporated by reference to Exhibit 3.4 to Sierra's Registration
          Statement on Form S-3 effective October 11, 1994 (Reg. No.
          33-83664).
    4.5  Specimen Common Stock Certificate, incorporated by reference to Exhibit 4(e) to Sierra's Registration Statement on Form
          S-8 as filed and effective on August 5, 1994 (Reg. No. 33-
          82474).
   *5    Opinion of Morgan, Lewis & Bockius.
   23.1  Consent of Deloitte & Touche LLP.
   23.2  Consent of BDO Seidman, LLP.
  *23.3  Consent of Morgan, Lewis & Bockius (included in Exhibit 5).
  *24    Power of Attorney.

--------
*  Previously filed.